UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 7, 1996

                      MONITREND INVESTMENT MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    0-16462                  22-6382734
        (State or other     (Commission File Number)         (IRS Employer
        jurisdiction of                                      Identification
        incorporation)                                       Number)

          1299 Ocean Avenue, Suite 210, Santa Monica, California 90401
                    (Address of principal executive offices)

                                 (310) 393-1424
               Registrant's telephone number, including area code

   Item 1.   Changes in control of Registrant.

             N/A

   Item 2.   Acquisition or Disposition of Assets.

             N/A

   Item 3.   Bankruptcy or Receivership.

             N/A

   Item 4.   Changes in Registrant's Certifying Accountant.

             N/A

   Item 5.   Other Events.

        Monitrend Investment Management, Inc. ("MIMI") has entered into an agreement in principle with an investment group led by Lloyd McAdams and Heather U. Baines, Pacific Income Advisors and Capital Advisors Inc. which calls for a capital investment in MIMI and a three year agreement to provide facilities and management personnel. All parties are working to complete related documentation and expect to finalize the transaction within 30 days or sooner. The new management group plans to build-up Monitrend's customer service facilities and expand Monitrend's analytical staff.

        In a related matter, Monitrend and BeneFund have agreed to a transaction which calls for the transfer of BeneFund's interest in Monitrend to the aforementioned investment group in exchange for preferred stock and retention of the 1,000,000 shares of MIMI common previously issued. The agreement supersedes prior arrangements and both companies have determined that this arrangement better facilitates the plans the companies have for developing financial products.

        In conjunction with the transaction with Pacific Income Advisors, Monitrend will move its corporate offices to Santa Monica, California.
   The transaction requires regulatory and stockholder approval which will be submitted on the appropriate timetable.

   Item 6.   Resignations of Registrant's Directors.

             N/A

   Item 7.   Financial Statements, Pro Forma Financial Information and
             Exhibits.

             N/A

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

                                 MONITREND INVESTMENT MANAGEMENT, INC.

                                 By: /s/ Phillip R. Verrill
                                       Phillip R. Verrill
                                       President

   Date: May 7, 1996